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                                                                      EXHIBIT 99


          POTENTIAL LIMITATION OF REMEDIES AGAINST ARTHUR ANDERSEN LLP


         This Form 10-KSB does not include a consent from Arthur Andersen LLP related to the audited 2001 financial statements included in this Form 10-KSB as the Company was unable to obtain such written consent after reasonable efforts. The lack of such consent may cause a limitation in the remedies available against Arthur Andersen LLP in connection with the 2001 financial statements.